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                                    EXHIBIT A


PART III - NARRATIVE

The registrant, whose fiscal year ended December 31, 1994, cannot file its annual report on Form 11-K within the prescribed time period because the registrant has been unable to timely complete its year-end closing and prepare financial statements.